EXHIBIT 10.57

                AMENDMENT NUMBER 2 TO SECURITY AGREEMENT

            AMENDMENT NUMBER 2 TO SECURITY AGREEMENT (this "AMENDMENT"), dated as of March 31, 1999 among FIRST INVESTORS AUTO RECEIVABLES CORPORATION, a Delaware corporation, as debtor (in such capacity, the "DEBTOR"), FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation, as seller (the "SELLER"), ENTERPRISE FUNDING CORPORATION, a Delaware corpora tion (the "COMPANY"), MBIA INSURANCE CORPORATION, a New York stock insurance company (the "SURETY BOND PROVIDER"), NATIONSBANK, N.A., a national banking association, individually and as Reserve Account Agent (together with its successors and assigns in such capacity, the "Reserve Account Agent"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association ("CHASE TEXAS"), as initial Collateral Agent, (the "INITIAL COLLATERAL AGENT"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("NORWEST"), as successor collateral agent (together with its successors and assigns in such capacity, the "SUCCESSOR COLLATERAL AGENT"), as Back-up Servicer and as Custodian, amending that certain Security Agreement dated as of October 22, 1996, as amended prior to the date hereof (the "SECURITY AGREEMENT").

            WHEREAS, the Debtor has requested that the Security Agreement be amended, with certain provisions relating to the Servicer to become effective upon the Servicing Transfer (as defined in the Servicing Agreement, dated as of March 31, 1999, among ALAC, as servicer, the Debtor, and Norwest, as Back-Up Servicer and as Collateral Agent), to reflect the replacement of GECC as Servicer with Auto Lenders Acceptance Corporation, a Delaware corporation;

            WHEREAS, the Debtor has requested that the Security Agreement be amended, with certain provisions relating to the Servicer to become effective upon the Servicing Transfer, to reflect the appointment of Norwest as Collateral Agent in replace ment of Chase Texas and to reflect the appointment of Norwest as Back-up Servicer and as Custodian; and

            WHEREAS, the Debtor has requested that the Security Agreement be amended, effective as of the date hereof, to reflect an increase in the Facility Limit and to modify or add certain Termination Events and Amortization Events.

            NOW, THEREFORE, the parties hereby agree as follows:

            SECTION 1. DEFINED TERMS. As used in this Amendment, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

            SECTION 2. ADDITIONAL DEFINED TERMS. The following terms are hereby added to Section 1.1 of the Security Agreement in appropriate alphabetical order:

            "ALAC" shall mean Auto Lenders Acceptance Corporation.

            "BACK-UP SERVICING FEE" with respect to a Collection Period shall be equal to the quotient obtained by dividing an amount equal to 0.03% of the aggregate Principal Balance of the Receivables as of the beginning of such Collection Period, by 12.

            "CHANGE IN CONTROL" shall mean the occurrence of any of the following: (a) any Person shall, at any time following the Closing Date, acquire 51% or more of the total outstanding shares of First Investors Financial Ser vices Group, Inc.; (b) any Person shall, at any time following the Closing Date, acquire directly or indirectly 51% or more of the voting control with respect to the total outstanding shares of First Investors Financial Services Group, Inc.; (c) First Investors Financial Services Group, Inc. shall cease to own, directly or indirectly, 51% or more of the total outstanding shares of the Seller or ALAC; or (d) First Investors Financial Services Group, Inc. shall not have directly or indirectly 51% or more of the voting control with respect to the total outstanding shares of the Seller or ALAC.

            "CUSTODIAN FILES" shall have the meaning set forth in Section 2.13 of the Servicing Agreement.

            "NORWEST" means Norwest Bank Minnesota, National Association.

            "SERVICING FEE" with respect to a Collection Period shall be equal to the quotient obtained by dividing an amount equal to 2.5% of the aggregate Principal Balance of the Receivables as of the beginning of such Collec tion Period, by 12.

            "SERVICING TRANSFER" shall have the meaning set forth in the Servicing Agreement.

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
            SECTION 3.    AMENDMENT TO DEFINED TERMS.

            (a) The definition of "Available Collections" is hereby deleted and replaced with the following:

            ""AVAILABLE COLLECTIONS" shall mean, with respect to each Remittance Date, all Collections received by the Servicer, from whatever source, during or with respect to the prior Collection Period."

            (b) The definition of "Facility Limit" is hereby deleted and replaced with the following:

            ""FACILITY LIMIT" shall mean $135,000,000."

            (c) The definition of "Servicer" is hereby deleted and replaced with the following:

            ""SERVICER" shall mean ALAC as servicer under the Servicing Agreement or any successor Servicer acceptable to the Surety Bond Provider."

            (d) The definition of "Servicer Event of Default" is hereby deleted and replaced with the following:

            ""SERVICER EVENT OF DEFAULT" means a "Servicer Termination Event" as defined in the Servicing Agreement."

            (e) The definition of "Servicing Agreement" is hereby deleted and replaced with the following:

            ""SERVICING AGREEMENT" shall mean the Servicing Agreement, dated as of March 31, 1999, among ALAC, as servicer, the Debtor, and Norwest, as Back-Up Servicer and as Collateral Agent, as such agreement may be amended, modified and supplemented from time to time (but only with the consent of the Surety Bond Provider)."

            (f) The definition of "FIARC Event of Default" is hereby deleted.

            (g) The definition of "Termination Date" is hereby amended to delete "October 22, 1997" and replace it with "March 17, 2000".

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
            SECTION 4. AMENDMENT TO SECTION 2.1. The third paragraph of Section
2.1 of the Security Agreement is hereby deleted and replaced with the following:

            "In connection with the grant of the security interest pursuant to this Section 2.1, the Debtor agrees to direct ALAC as Servicer, on or prior to the Servicing Transfer, to indicate, on or prior to the Servicing Transfer, clearly and unambiguously in its computer files described in the preceding paragraph that an undivided interest in the Receivables created in connec tion with the Receivables has been pledged to the Collateral Agent pursu ant to this Agreement. The Debtor shall deliver to the Collateral Agent a computer file or microfiche list containing a true and complete list of all such Receivables, identified by account number and principal balance as of the end of the Collection Period ending immediately prior to the Servic ing Transfer. Such file or list shall be marked as the Receivable Schedule and EXHIBIT B to this Agreement, delivered to the Collateral Agent as confidential and proprietary information, and is hereby incorporated into and made a part of this Agreement. The Debtor agrees to deliver to the Collateral Agent at such times as requested by the Collateral Agent in connection with a third-party's request to review EXHIBIT B, as provided in the financing statement filed by the Collateral Agent under the UCC, a computer file or microfiche list containing a true and complete list of all Receivables, including all Receivables created on or after the Cut-Off Date, in existence as of the later of (w) the last day of the prior Collection Period, (x) the most recent Addition Date or
            (y) the most recent Removal Date by account number and by Principal Balance as of such day or date. Such updated and revised file or list shall be marked as the Receivable Schedule and EXHIBIT B to this Agreement, delivered to the Collateral Agent as confidential and proprietary information, shall replace the previously delivered Receivable Schedule identified as EXHIBIT B, and shall be incorporated into and made a part of this Agreement. The Debtor agrees to direct the Servicer, by the end of each Collection Period to indicate clearly and unambiguously in its computer files that an undivided interest in the Receivables has been pledged to the Collateral Agent pursuant to this Agreement."

            SECTION 5. AMENDMENT TO SECTION 3.1(Q). Section 3.1(q) of the Security Agreement is hereby deleted and replaced with the following:

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            "(q) The Seller has provided to the Collateral Agent the sole original counterpart of such Receivable as amended, and the related title document or the application for title document, previously in the possession of the Seller.

            SECTION 6. AMENDMENT TO SECTION 3.2(L)(I). Section 3.2(l)(i) of the Security Agreement is hereby deleted and replaced with the following:

            "(i) NOTICE OF TERMINATION EVENT, AMORTIZATION EVENT, WIND-DOWN EVENT, POTENTIAL TERMINATION EVENTS, POTENTIAL AMORTIZATION EVENT OR POTENTIAL WIND-DOWN EVENT. As soon as possible and in any event within five days of becoming aware of the occurrence of each Termination Event, Amorti zation Event, Wind-Down Event, or each Potential Termination Event, Potential Amortization Event or Potential Wind-Down Event hereunder, or each Servicer Event of Default under the Servicing Agreement, a state ment of the chief financial officer or chief accounting officer of the Debtor setting forth details of such Termination Event, Amortization Event, Wind-Down Event, Potential Termination Event, Potential Amortization Events or Potential Wind-Down Event or Servicer Event of Default and the action which the Debtor proposes to take with respect thereto."

            SECTION 7. AMENDMENT TO SECTION 4.1. Section 4.1 of the Security Agreement is hereby deleted and replaced with the following:

            "SECTION 4.1. SERVICING. (a) Pursuant to the Servicing Agreement, the Debtor has contracted with Auto Lenders Acceptance Corporation ("ALAC") to act as servicer to manage, collect and administer each of the Receivables. Until such time as ALAC is terminated as servicer under the Servicing Agreement, references to the Servicer herein shall refer to ALAC as servicer under the terms of the Servicing Agreement. In the event of a Servicer Event of Default pursuant to Section 5.01 of the Servicing Agreement, the Debtor, shall upon the written direction of the Surety Bond Provider, or may, with the consent of the Surety Bond Provider, terminate ALAC as Servicer thereunder, but in any event shall notify Moody's and S&P of such Servicer Event of Default. Upon the termination of ALAC as servicer of the Receivables pursuant to Section 5.01 of the Servicing Agreement, a successor servicer shall be appointed pursuant to the terms of the Servicing Agreement and all references herein to the Servicer shall be deemed to refer to such successor servicer.

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
            (b) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, in the trust department of the Collateral Agent, a segregated account (the "COLLECTION ACCOUNT"), bearing a desig nation clearly indicating that all of the funds deposited therein are held for the benefit of the Secured Parties. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collat eral Agent at the direction of the Debtor in Eligible Investments that will mature so that such funds will be available prior to the next succeeding Remittance Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Eligible Investments may mature so that such funds will be available no later than the Business Day prior to the Remittance Date for such Collection Period. Any funds on deposit in the Collection Account to be so invested shall be invested solely in Eligible Investments. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be available to make any payments required hereunder and shall be distributed pursuant to the priorities set forth in Section 5.1.

            (c) The Debtor shall cause the Servicer under the Servicing Agreement to deposit all Collections in the Collection Account no later than the close of business on the Business Day following receipt thereof by the Servicer."

            SECTION 8. AMENDMENT TO SECTION 4.2. The introductory paragraph of
Section 4.2 of the Security Agreement is hereby deleted and replaced with the following:

            "At any time following the designation of a Servicer (other than ALAC) pursuant to Section 4.1 hereof and Section 2.01 at the Servicing Agree ment as a result of the occurrence of a Servicer Event of Default pursuant to Section 5.01 of the Servicing Agreement:"

            SECTION 9. AMENDMENT TO SECTION 4.4. Section 4.4 of the Security Agreement is hereby deleted and replaced with the following:

            "SECTION 4.4 MONTHLY DEBTOR'S CERTIFICATE. On each Determination Date, the Debtor shall deliver or cause the Servicer to deliver to the Administrative Agent, the Surety Bond Provider and the Collateral Agent a certificate, signed by the Debtor and the Servicer, in substantially the

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
            form of Exhibit A-1 to the Servicing Agreement (the "MONTHLY DEBTOR'S CERTIFICATE") for the related Collection Period. The Company shall provide (or cause the Administrative Agent to provide) to the Debtor, by the 10th day of the calendar month following the Collection Period to which such Monthly Debtor's Certificate relates, information relating to the amount of each obligation of the Company which comprises Carrying Costs for such Collection Period. The Monthly Debtor's Certificate shall specify whether a Termination Event, an Amortization Event or Wind-Down Event is deemed to have occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Debtor's Certificate, the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein."

            SECTION 10. AMENDMENT TO SECTION 5.1. (a) Section 5.1(a)(ii) of the Security Agreement is hereby deleted and replaced with the following:

            "(ii) FIRST, to pay to the Collateral Agent all fees and expenses due pursuant to Section 7.2 (a) hereof, SECOND, to the Servicer the Servicing Fee due with respect to the related Collection Period and an amount equal to the amount of expenses due to be reimbursed pursuant to this Section 5.1(a)(ii) to the Servicer as provided in
            Section 2.11(b) of the Servicing Agreement, and THIRD to the suc cessor Servicer an amount not in excess of $50,000 in payment of any transition expenses of such successor Servicer under the Servicing Agreement due to be reimbursed by the Debtor;"

            (b) Section 5.1(a)(xi) of the Security Agreement is hereby deleted and replaced with the following:

            "(xi) FIRST, to the Servicer in payment of all expenses of the Servicer under the Servicing Agreement due to be reimbursed by the Debtor and not paid on such Remittance Date as a result of the limitation set forth in clause SECOND of Section 5.1(a)(ii), and SECOND, to the successor Servicer all expenses of the successor Servicer due to be reimbursed and not paid under clause THIRD of
            Section 5.1(a)(ii); and THIRD, all remaining amounts shall be distributed by the Collateral Agent to a bank account designated by the Debtor for further distribution."

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            SECTION 11.   AMENDMENTS TO SECTION 6.1.  (a)  Section 6.1(g) of the
Security Agreement is hereby deleted and replaced with the following:

                  "(g) there shall be an unwaived and uncured default by the
            Seller, the Servicer or the Debtor under any material agreement for borrowed money to which the Seller, the Servicer or the Debtor is a party or there shall be a Servicer Event of Default under the Servicing Agreement;"

            (b) Section 6.1(m) of the Security Agreement is hereby deleted and replaced with the following:

                  "(m) (i) a final judgment for the payment of money in excess of $1,000,000 shall have been rendered against the Seller or any of its affili ates by a court of competent jurisdiction and the Seller or such affiliate(s) shall not have either: (1) discharged or provided for the discharge of such judgment in accordance with its terms, or (2) perfected a timely appeal of such judgment and caused the execution thereof to be stayed (by supersedeas or otherwise) during the pendency of such appeal or (ii) the Seller shall have made payments of amounts in excess of $1,000,000 in settlement of any litigation;

            (c) Section 6.1(n) of the Security Agreement is hereby deleted and replaced with the following:

                  "(n) the weighted average APR of the Loans is less than
            17.25%;"

            (d) The Termination Event set forth in Section 6.1(s) of the Security Agreement is hereby deleted and replaced with the following:

                  "(s)  [Reserved]."

            (e) The following subsections are hereby added to Section 6.1 of the Security Agreement in appropriate alphabetical order:

            "(x)  a Change of Control occurs;"

            "(y) First Investors Financial Services Group, Inc.'s GAAP equity as a percentage of its on-balance portfolio falls below 10% measured as of the

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            end of each fiscal quarter of First Investors Financial Services
            Group, Inc., beginning with the fiscal quarter ending July 31, 1999;"

            "(z) First Investors Financial Services Group, Inc.'s EBITDA Coverage Ratio, measured on a rolling six-month basis as of the end of each fiscal quarter of First Investors Financial Services Group, Inc. (beginning with the fiscal quarter ending July 31, 1999), falls below 1.3 to 1;."

            SECTION 12. AMENDMENTS TO SECTION 6.3. (a) Section 6.3(b) of the Security Agreement is hereby deleted and replaced with the following:

            "(b) The Seller fails to maintain a working capital facility of at least $10,000,000;"

            (b) Section 6.3(d) is hereby deleted and replaced with the following:

                  "(d) the departure of any two of the following executives from the Seller: Tommy Moore, Joseph Pisano and Bennie Duck, if a replace ment for such individual(s) acceptable to the Surety Bond Provider is not appointed within 90 days;"

            (c) Section 6.3(e) of the Security Agreement is hereby deleted and replaced with the following:

                  "(e)    ALAC, as Servicer, is no longer obligated to service
            new Loans originated by the Seller;"

            SECTION 13. NEW SECTION 7.8. There is hereby added to the Security Agreement a new Section 7.8 which is as follows:

            "Section 7.8 DOCUMENTS HELD BY THE COLLATERAL AGENT; INDICATION OF DEBTOR OWNERSHIP; INSPECTION AND RELEASE OF RECEIVABLE FILES.

            (a) The Collateral Agent, effective upon the Servicing Transfer, is hereby irrevocably appointed as agent of the Secured Parties to hold and maintain physical possession of the Custodian Files in accordance with this Agreement and the Servicing Agreement and the Collateral Agent hereby accepts such appointment. The Custodian Files are to be delivered to the Collateral Agent by or on behalf of the Debtor within two (2)

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            Business Days preceding the Servicing Transfer or date of a
            Subsequent Funding, as the case may be, with respect to each Receivable on the date of the Servicing Transfer or the date of a Subsequent Funding.

            (b) Within five (5) Business Days of its receipt of the original retail installment sale or loan contract and security agreements, the Collateral Agent shall stamp each such retail installment sale or loan contract and security agreement with language substantially as follows: This contract has been assigned to First Investors Auto Receivables Corporation (the "Debtor") and the Debtor has granted all of its right, title and interest in this contract to the Collateral Agent for the benefit of the Secured Parties.

            (c) The Collateral Agent shall within five (5) Business Days after receipt, review 100% of the Custodian Files to verify the presence of the original retail installment sale or loan contract and an original Certificate of Title with respect to each Receivable. In the event that the Collateral Agent discovers an exception to any of the above items, the Collateral Agent shall within five (5) Business Days after each Collection Period with respect to each of the foregoing inspections performed by the Collat eral Agent during such Collection Period, deliver a written notice to the Rating Agencies, the Back-Up Servicer, the Seller, the Debtor and the Surety Bond Provider, specifying which of the above items have not been received by the Collateral Agent with respect to each Receivable added to the Collateral during such Collection Period and any preceding Collection Period. With respect to any Receivable for which any of the foregoing documents has not been delivered to the Collateral Agent or corrected before delivery by the Collateral Agent of a written notice with respect to such Custodian File, the Debtor shall remove or cause the removal of the related Receivable from the Collateral, and the Debtor shall cause the Seller to acquire and repurchase, respectively, such Receivable from the Collateral and deposit the Repurchase Price in the Collection Account. Other than the reviews set forth in this paragraph, the Collateral Agent shall have no duty or obligation to review any of the Custodian Files.

            (d) The Collateral Agent agrees to maintain the Custodian Files which are delivered to it at the Corporate Trust Offices of the Collateral Agent as shall from time to time be identified to the Surety Bond Provider and the Noteholder by written notice delivered promptly but in no event later than 20 days after any change in location. Subject to the foregoing, the Collat eral Agent may temporarily move individual Custodian Files or any portion thereof without notice as necessary to allow the Servicer to con duct collection and other servicing activities in accordance with its cus tomary practices and procedures. The Debtor shall cause the Servicer and each successor Servicer to take whatever actions are required subject to the other provisions of this Agreement, including, but not limited to, the filing of financing statements, as a result of relocating the Custodian Files, if any, to maintain the perfection of the Collateral Agent's right, title and interest in and to the Receivables and the Custodian Files.

            (e) The Collateral Agent shall have and perform the following powers and duties:

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                   (i)    hold the Custodian Files for the benefit of the
                          Secured Parties, and maintain a current inventory thereof;

                  (ii) carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Custodian Files so that the integrity and physical possession of the Custodian Files will be main tained; and

                  (iii) promptly release the original retail installment sale or loan contract evidencing a Receivable or the original certificate of title to a Financed Vehicle then held by it to the Servicer upon receipt of a written request for release of documents certified by an officer of the Servicer, sub stantially in the form of Exhibit C to the Servicing Agree ment, with respect to the matters therein; provided, how ever that the Collateral Agent shall be deemed to have received proper instructions with respect to the Custodian Files upon its receipt of written instructions from the Servicer in the form of Exhibit C to the Servicing Agreement."

            SECTION 14. EXHIBIT H. Exhibit H to the Security Agreement, and the description thereof in the table of exhibits, is hereby deleted and replaced with "[Reserved]."

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            SECTION 15. THE COLLATERAL AGENT. (a) Effective upon the Servicing
Transfer, Chase Texas hereby resigns from its position as Collateral Agent under the Security Agreement, and the Debtor, the Seller, the Surety Bond Provider, the Company and NationsBank hereby consent to such resignation.

            (b) Effective upon the Servicing Transfer, the Secured Parties hereby appoint Norwest as successor Collateral Agent under the Security Agreement and Norwest accepts such appointment.

            (c) Effective upon the Servicing Transfer, Chase Texas hereby assigns all right, title and interest in and to the Collateral to Norwest, in its capacity as Successor Collateral Agent, and hereby agrees to take any and all actions necessary or reasonably requested by the Secured Parties in order to effectuate such assignment.

            (d) All notices required to be given to Norwest in its capacity as Successor Collateral Agent shall be directed as follows:

            Norwest Bank Minnesota, National Association
            Norwest Center
            Sixth & Marquette
            Minneapolis, Minnesota 55479-0070
            Attention:  Corporate Trust Services - Asset-Backed Administration
            Telecopy: (612) 667-3539
            Confirmation:  (612) 667-1117

            SECTION 16. CHANGE IN ADDRESS OF THE COMPANY. Effective upon the date hereof, the address of the Company set forth in Section 8.1 of the Security Agree ment is hereby deleted and replaced with the following:

            Enterprise Funding Corporation
            c/o Global Securitization Services, LLC
            25 West 43rd St., Suite 704
            New York, New York  10036
            Attention:   Kevin Burns
            Telecopy:   (212) 302-8767
            Confirmation: (212) 302-8331

            SECTION 17. EFFECTIVENESS. The provisions of this Amendment shall not become effective until such time as the Servicing Transfer (as defined in the Servic ing Agreement) shall have occurred; provided, however, that the following provisions of this Amendment shall become effective as of the date hereof: the definition of "Change of Control" in Section 2, Section 3(b),
Section 3(g), Sections 11(a), (b), (c) and (e), Sections 12(a) and (b) and Sections 16 through 21.

            SECTION 18. LIMITED SCOPE. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Company, the Debtor, the Seller, the Collateral Agent, the Reserve Account Agent, or the Surety Bond Provider under the Security Agreement.

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            SECTION 19. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 20. SEVERABILITY; COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 21. RATIFICATION. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

          [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 2 as of the date first written above.


                                 FIRST INVESTORS AUTO RECEIVABLES
                                   CORPORATION, as Debtor


                                 By: ___________________________________________
                                     Name:
                                     Title:


                                 FIRST INVESTORS FINANCIAL
                                   SERVICES, INC.
                                   as Seller


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 MBIA INSURANCE CORPORATION
                                   as Surety Bond Provider


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 CHASE BANK OF TEXAS,
                                   NATIONAL ASSOCIATION
                                   as initial Collateral Agent


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION
                                   as successor Collateral Agent


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 NATIONSBANK N.A.
                                   individually and as Reserve Account Agent


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 ENTERPRISE FUNDING CORPORATION,
                                   as Company


                                 By: ___________________________________________
                                     Name:
                                     Title: